Exhibit 4.1

Request ID:	021272619	Province of Ontario	Date Report Produced: 2018/02/09
Demande n°:		Province de l'Ontario	Document produit le:
Transaction ID: 067109526		Ministry of Government Services	Time Report Produced: 15:03:48
Transaction n°:		Ministère des Services gouvernementaux	Imprimé à:
Category ID: CT
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

G R E E N B R O O K T M S I N C .

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

0 0 2 6 1 9 8 1 4

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

F E B R U A R Y 0 9 F É V R I E R , 2 0 1 8

Director/Directeur

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is: Dénomination sociale de la compagnie:
GREENBROOK TMS INC.

2.	The address of the registered office is:	Adresse du siège social:

890 YONGE STREET
7TH FLOOR
(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

	TORONTO	ONTARIO
	CANADA	M4W 3P4
	(Name of Municipality or Post Office)	(Postal Code/ Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum	Nombre (ou nombres minimal et
	maximal) number) of directors is:	d' administrateurs:
	Minimum 1	Maximum 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):
	First name, initials and surname	Resident Canadian	State Yes or No
	Prénom, initiales et nom de famille	Résident Canadien	Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	ELIAS	YES
VAMVAKAS

3 BRIDGEWATER DRIVE

RICHMOND HILL ONTARIO
CANADA L4E 3N4

Page: 2

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

*	WILLIAM	NO
LEONARD

11717 SPLIT TREE CIRCLE

POTOMAC MARYLAND
UNITED STATES OF AMERICA 20854

Page: 3

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

An unlimited number of common shares and an unlimited number of preferred shares, issuable in series.

Page: 4

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

COMMON SHARES

The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	to vote at any meeting of shareholders of the Corporation;

(b)	subject to the prior rights attaching to any other class of shares, to receive any dividend declared by the Corporation; and

(c)	subject to the prior rights attaching to any other class of shares, to receive the remaining property of the Corporation on dissolution.

PREFERRED SHARES

The preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.	Directors' Right to Issue in One or More Series

Preferred shares may be issued at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles of the Corporation, determine the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series. The board of directors shall send to the Director (as defined in the Business Corporations Act (Ontario)), before the issue of the first series of a series of shares, articles of amendment containing a description of the attributes of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors.

Page: 5

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any such share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

Page: 6

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

9.	Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

Page: 7

Request ID / Demande n°	Ontario Corporation Number
Numéro de la compagnie en Ontario

21272619	2619814

10.	The names and addresses of the incorporators are
Nom et adresse des fondateurs

	First name, initials and last name	Prénom, initiale et nom de
	or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	KAREN SHELLEY

79 WELLINGTON STREET WEST
30TH FLOOR, TD SOUTH TOWER
TORONTO ONTARIO
CANADA M5K 1N2

Name of Corporation	Ontario Corporation Number
GREENBROOK TMS INC.	2619814

Request ID
21272619

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON
First Name		Last Name
KAREN		SHELLEY

Name of Law Firm
Torys LLP

ADDRESS
Street #	Street Name	Suite #
79	Wellington St W, 30th Floor
Additional Information		City
PO Box 270, TD South Tower		Toronto

Province		Country	Postal Code
ONTARIO		CANADA	M5K 1N2

TELEPHONE #:	416-865-0040

NUANS SEARCH DETAILS

Corporate Name Searched on NUANS (1)	NUANS Reservation Reference #
GREENBROOK TMS INC.	120392378

Date of NUANS Report
2018/01/30

Name of Corporation	Ontario Corporation Number
GREENBROOK TMS INC.	2619814

Request ID
21272619

ELECTRONIC INCORPORATION

TERMS AND CONDITIONS

The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario Business Corporations Act (OBCA) with the Ministry of Government Services.

Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1)	The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.

2)	All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.

3)	A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.

4)	The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.

5)	The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.

6)	Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies.

7)	The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.

I am an incorporator or I am duly authorized to represent and bind the incorporator(s).

First Name	Last Name
KAREN	SHELLEY